EMPLOYMENT AGREEMENT

         AGREEMENT dated as of July 1, 2004 by and between DermaPlus, Inc.. a Delaware corporation with offices at 372 Fifth Avenue Suite 10B, New York, NY 10018 (the "Employer" or the "Corporation") and Burt Ensley, residing at PMB 1319 2675, W. Highway 89A, Sedona, AZ 86336 (hereinafter called the "Employee")

                               W I T N E S S E T H

         WHERE AS the parties wish to define their respective rights, duties and obligations to each other during the term of this Agreement and thereafter; and

         WHEREAS the Employee has been fully advised as to the nature and extent of the conditions, terms, provisions and limitations on the engagement of his services;

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto do hereby agree as follows:

1. Employment.

The Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions set forth herein.

2. Term.

Subject to the provisions for termination as provided elsewhere in this Agreement, the term of this Agreement shall begin as of the date first set forth above and shall terminate June 30, 2007 (the "Initial Term"). However, this Agreement shall thereafter be automatically renewable from year to year unless either party gives notice of termination to the other not less than ninety (90) days prior to the end of the Initial Term or any renewal thereof. The Initial Term and all successive renewals are sometimes hereinafter referred to as the "Term."

3. Duties.

(a) General. The Employee is hereby engaged as Chairman of the Board and Chief Executive Officer of the Corporation. Employee shall be in charge of the operation of the Employer's business, and shall have full authority and responsibility, subject to the general direction, approval and control of the Board of Directors of the Corporation, in formulating policies and administering the Employer's business. The Employee will be appointed as a director of the Employer and will continue to serve during the Term in such capacity without further compensation. The Employer agrees that it will use its best efforts to obtain directors' liability insurance but the Employee understands that there is no assurance that the Employer will be able to obtain such insurance.

(b) Extent of Services. The Employee shall use his best efforts to promote the interests of the Employer and will devote such of his time, attention and energies to the business of the Employer as, in his reasonable discretion, shall be required to fulfill his obligations under this Agreement. During the Term the Employee shall be permitted to engage in other business activities as long as such activities do not interfere with his duties and obligations to the Employer and are not competitive with the Employer's business.

4. Compensation.

(a) Salary. For all services to be rendered by the Employee under this Agreement except as provided in Paragraph 4 (b) below, the Employer shall pay the Employee and the Employee shall accept an annual salary as follows: (i) Sixty Thousand ($60,000) Dollars in the first two years hereof , all or part of which may be deferred at the option of the Employer, and (ii) a base compensation of Two hundred Thousand ($200,000.00) dollars thereafter (the "Base Compensation"). The Base Compensation shall be reviewed annually by the Employer to determine whether such Compensation shall be increased based on the Employer's general financial condition at the time of such review and the quality of the services performed by the Employee for the 12 prior to such review. The Base Compensation shall be generally payable on a bi-weekly basis, but in no event less frequently than monthly.

(b) Bonuses. The Employee shall be entitled to participate in any bonus pool established for senior management of the Employer which bonus pool may be modified from time to time by the Board of Directors.

5. Grant of Options.

(a) Grant of Options. As of the commencement of the term of Employee's employment hereunder, the Company, subject to approval of the Board of Directors of the Company, shall grant to Employee options to purchase up to 400,000 shares of Common Stock (the "Options"), within the Company's 2004 Long Term Incentive Stock Option Plan ("Plan"), exercisable at $0.15 per share which shall vest, (i) 100,000 Options shall vest immediately upon execution of this agreement and (ii) thereafter, subject to Employee's continuing employment hereunder, at the rate of 50,000 Options on each June 1 and January 1 that Employee is employed by the Company beginning July 1, 2005 through June 1, 2007. The Options shall be further subject to the terms and conditions of a Stock Option Agreement to be executed and delivered by the Company and the Employee, in such form as the parties shall agree, but such agreement shall be in substance as similar as practicable to the terms of Stock Option Agreement under the Plan.

(b) Investment Representations. The Employee understands that the Option Shares issuable upon the exercise of the Option are being sold to him pursuant to and exemption from the registration provisions of the Securities Act of 1933 (the
"33 Act") provided by section 4 (2) thereof, and, accordingly, agrees and represents that he is acquiring these securities for investment and not with a view to distribution. The Employee further represents that he will not sell or otherwise transfer these securities unless such sale or transfer is registered pursuant to the 33 Act or is, in the opinion of the Employer's counsel, exempt from the registration provisions thereof. The Employee also understands and agrees that the foregoing transfer restrictions will be placed on the certificates representing the Option Shares.

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

6. Working Facilities. The Employee shall be furnished with a private office, computer, executive telephone and such other facilities, staffing and services suitable to his position and adequate for the performance of his duties and comparable to all other executives. Employer will reimburse Employee for the use of his existing home office located at Sedona, AZ at the rate of $500 per month.

7. Expenses.

(a) General. The Employee is authorized to incur reasonable expenses for promoting the business of the Employer, including expenses for entertainment, travel and similar items. Such expenses shall include, in addition to the foregoing, the use of a cellular telephone and such other facilities as may reasonably be required by the Employee to perform his services as provided by this Agreement. The Employer will reimburse the Employee for such expenses after the presentation by the Employee, from time to time, of an itemized account of such expenditures in the form then required by the Employer for such accounting. Payment will be made within the time period in which the Employer pays expenses to its employees which is then in effect after the submission of the expense report but in no event later than thirty (30) days after such submission. The Employer shall provide the Employee with a credit card and the Employee shall be entitled to the use of such card for the Employer's business in an amount not to exceed the actual expenses, which the Employee can document as having been incurred by him on behalf of the Employer.

(b) Automobile Expenses. The Employer will pay for all expenses incurred by Employee for the use of any personal automobile in connection with the business of the Company.

8. Vacations. The Employee shall be entitled each year to a vacation of four (4) weeks on reasonable notice to the Employer, during which time his compensation shall be paid in full.

9. Insurance.

(a) Health Insurance. The Employer shall provide the Employee with a health insurance plan which is provided by the Employer to its senior management and/to its key employees.

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

(b) Disability Insurance. The Employer shall secure and pay the premiums for the disability plan if and to the extent it may institute such coverage for its senior management and/to its key employees.

(c) Life Insurance. The Employer shall secure and pay the premiums for term insurance on the life the Employee in the principal amount of equal to two and one half (2 &1/2)times the Employee's annual salary, the beneficiary of which shall be designated by the Employee. The Employee agrees to submit to the usual and customary medical examinations and otherwise cooperate with the Employer in the procurement of such insurance.

10. Additional Benefits. The Employee shall have the right to participate in such other health, insurance, pension, profit sharing and other plans, if any, as the Employer's Board of Directors from time to time may provide.

11. Representations and Warranties of the Employee. The Employee represents and warrants that he (i) is subject to no currently existing agreement which would interfere with his entering into this Agreement; (ii) has made no commitment of any kind inconsistent with the provisions of this Agreement and his duties hereunder; (iii) is under no disability of any kind which would prevent him from entering into this Agreement and performing all of his obligations hereunder.

12. Termination

(a) Disability If the Employee is unable to perform his services by reason of illness, disability or other incapacity for a period of up to three (3) months, he will continue to receive full salary, less the amount paid to the Employee from any mandatory disability insurance, for the period of such illness, disability or incapacity. In the event that Employer elects to provide disability insurance to its executive employees, Employer will use its best efforts to obtain disability insurance for the employee in a comparable amount and upon comparable terms as all other executive level employees of Employer.

(b) Death This Agreement shall be terminated immediately upon the death of the Employee.

(c) Termination by the Employer for Cause. The Employer shall have the right to terminate this Agreement immediately upon notice for cause. For the purpose hereof the term "cause" shall mean during the Term any (i) material acts of theft (including misappropriation of any assets of the Employer), gross negligence or fraud by the Employee; (ii) commission by the Employee of a felony or other crime involving moral turpitude; (iii) a material failure by the Employee to comply with the reasonable and necessary directions of the Employer's Board of Directors so long as such directions are consistent with the terms of this Agreement; (iv) failure by the Employee to remedy a material breach of any of his obligations under this Agreement after he is afforded a reasonable opportunity to correct the acts or omissions complained of; or (v) any representation or warranty made by the Employee herein having been false in any material respect when made. In the event of a discharge for cause which the Employee believes is improper, upon written demand for same made within ten (10) days after termination, the Employer shall provide to the Employee a detailed statement as to the reason for termination and copies of any written evidence in support of its position.

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

(d) Termination by the Employee for Good Reason. The Employee shall have the right to terminate this Agreement immediately upon notice for Good Reason. Such notice shall state the basis for termination. For the purpose hereof the term "Good Reason" shall mean the occurrence of any of the following events without the Employee's consent: (i) the assignment to the Employee of any duties inconsistent with his status as Chief Executive Officer of the Employer; (ii) an adverse alteration or the diminution in the Employee's title, status or responsibilities from those in effect as of the date first written above; (iii) the relocation of the Employer's business requiring Employee's presence outside of Sedona, AZ for more than five days per month; (iv) (A) change of control of the Employer, or (B) a merger or other business combination by the Employer where the Employer is not the surviving entity; (v) failure by the Employer to pay Salary or Bonus to the Employee within thirty (30) days after such payments are due; or (vi) failure by the Employer to remedy a material breach of any of its obligations under this Agreement after it is afforded a reasonable opportunity to correct the acts or omissions complained of.

(e) Effects of Termination. Upon termination of this Agreement by the Employer for any reason the Employer shall be obligated to pay the Employee or his estate, as the case may be, (i) only the compensation due him to the date of termination which amount shall include compensation due him to the date of termination which amount shall include compensation earned by him but unpaid as of such date; (ii) an additional sum representing a severance allowance equal to one years salary; and (iii) the Employee shall be bound by the provisions of
Section 14 for a period of one (1) year after termination. In the event of termination pursuant to the provisions of Paragraph 12 (d), the Employee shall be paid on the date of termination a severance allowance equal to the amount of salary the Employee would have received through the end of the Term, including any then earned but unpaid Bonus, if the Agreement had not been terminated, (B) all Options then held by the Employee plus all other Options promised herein but nor granted shall be shall be immediately granted in full and thereafter become immediately exercisable at the original price, and (C ) the Employee shall be bound only by the provisions of Paragraphs 14 (c ) and (d).

(f) Probationary Period. Notwithstanding the foregoing, the Employer may, in its absolute discretion, terminate this agreement at any time within the first six months (the "Probationary Period") of the initial term. In event of termination during the Probationary Period, without cause as defined in Paragraph 12 (c), none of the provisions of Paragraph 12 (e) shall apply. All options granted herein shall be cancelled. The Employee will be entitled to a severance allowance equal to the greater of the salary due through the end of the Probationary Period or two month's salary.

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

13. Confidential Information and Material.

(a) Confidential Information. Confidential Information means information disclosed to or learned by the Employee in connection with his employment by the Employer and not generally known in the industry in which the Employer is or may become engaged, about the Employer's business and includes, among other things, all information concerning technical, administrative, management, financial, or marketing and sales activities (such as software programs, marketing and sales plans and strategies, customer names, cost or financial or other data, as well as trade secrets, know-how, ideas, or methods of marketing and selling any of the products and services offered by the Employer) all of which are most valuable, special and unique assets of the Employer.

(b) Confidential Material. Confidential Material includes all physical embodiments of Confidential Information (such as drawings, specification sheets, recording media, software listings, contracts, reports, customer lists, manuals, quotations, proposals, correspondence, and samples).

(c ) Restrictions on Disclosure and Dissemination. The Employee recognizes and acknowledges that he is employed in a fiduciary capacity by the Employer and that the work for which his is employed, and upon which he will be engaged, is and will be of a secret, confidential and proprietary nature. Accordingly, he recognizes, acknowledges and covenants that , except as required to perform his services for the Employer, with the written permission of the Employer, or as provide in Paragraph 13 (d) below, he will never, directly or indirectly, during or after his employment, use, disseminate, disclose, deliver, lecture upon or otherwise divulge any Confidential Information or Confidential Material that he may acquire during his employment, as long as the same shall not become public information without breach of this Agreement by him. The Employee understands and agrees that the Employer shall be under no obligation to grant such permission, and that any refusal by the Employer shall be in its sole discretion, without explanation to the Employee or recourse by him.

(d) The Employee shall not be liable for disclosure of Confidential Information which he may be required to disclose by law, in which event he will notify the Employer prior to any such disclosure.

(e) Return of Confidential Material. The Employee will return to the Employer all Confidential Material and copies thereof at any time upon request of the Employer and, in any event and without such a request, prior to the termination, for whatever reason, of this Agreement.

(f) Additional Agreements. The Employee further covenants and agrees to execute any other reasonable agreements and covenants to protect the confidentiality of information as the Employer may deem to be reasonably required to protect its operations.

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

14. Restrictive Covenants.

(a) Participation in Competing Business. The Employee covenants and agrees that during the term of this Agreement and as required by the provisions of Section 2 and Paragraph 12 (f) above after termination of employment for a period of two years, neither he nor any business that he owns any interest in, shall, directly or indirectly, own any interest in, participate, engage in, assist, render any services (including advisory services) to, become employed by or otherwise associated with, or be in any other way or manner connected with a business enterprise engaged in any business or activity which may be competitive with the business of the employer or any of its divisions, subsidiaries or affiliates, including but not limited to the following: sale of ophthalmic products and optometric services, eyeglasses, contact lenses and sunglasses.

(b) Saving Clause. The parties hereby acknowledge and agree that the foregoing restrictive covenant is reasonable, both in time and geographical scope, in order to protect the Corporation and its business. The parties further agree that such restrictive covenant is a material inducement for the Corporation's entering into this agreement and that the Corporation would not execute this Agreement without the inclusion of such covenant. The parties hereby agree that if any court or other tribunal of competent jurisdiction determines that the restrictive covenant contained herein is unenforceable, then such restrictive covenant shall be deemed to be modified to the maximum legally permissible time, geographical area and scope in accordance with the determination by the court or other tribunal and shall remain in full force and effect

(c ) Restrictions on offers of Employment. The Employee covenants and agrees that for a period of one (1) year after the termination of the Agreement for any reason, neither he nor any business that he owns any interest in, participates, engages in, assists, renders any services (including advisory services) to, becomes employed by or otherwise associated with or becomes in any way or manner connected with the ownership, management, operation , or control of, shall solicit or offer employment to or employ persons who at termination were, or for up to six (6) months prior thereto had been, in the employ of the Employer without the Employer's written consent which can be withheld within the Employer's sole discretion.

(d) Breach of Employee's Covenants; Remedies The Employee agrees that the employer will not have an adequate remedy at law in the event of a breach of the covenants by him as set forth herein. Employee agrees that his violation of any of the provisions of this Paragraph 6 shall cause immediate and irreparable harm to the Corporation. In the event of any breach or threatened breach of said provisions. Employee consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting him from any violation or threatened violation of these provisions and compelling Employee to comply with these provisions. The injunctive relief provided in this subparagraph (c) shall be in addition to any other remedies available to the Corporation at law or in equity.

 (e) Indemnities. Employee shall indemnify and hold the Corporation and its officers, directors, agents, and employees harmless from and against any loss, cost, damage, liability, claim, demand, suit and expense (including reasonable attorneys' fees) which may be incurred by any of them as the result of or relating to any claim arising out of or relating to actions by Employee which would entitle the Corporation (whether or not it exercises such right) to terminate this agreement for "Cause" pursuant to clause (ii) of subparagraph (e) of Paragraph 1 hereof, including but not limited to a third party claim for personal injury, wrongful discharge, discrimination or defamation. The provisions of this Paragraph 14(e) shall not survive the termination or expiration of this Agreement.


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

15. Survival of Covenants. The covenants and agreements of the Employee and the Employer as set forth herein shall survive termination of this Agreement as provided herein.

16. Applicable Law. This Agreement is being executed in the State of New York and the validity, interpretation, performance and enforcement hereof shall be governed by the domestic laws of the State of New York without giving effect to the principles of conflicts of laws thereof. In the event of a dispute, the Employee agrees that any law suit brought to enforce or interpret the provisions hereof be brought in a state or federal court, as appropriate, in Orange County, California, and he agrees to submit to the personal jurisdiction of such court.

17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been give only when delivered in person or, if mailed, when mailed by certified or registered mail prepaid, to the parties at the addresses first set forth above, or at such other address as may be given in writing in future by either party to the other.

18. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver by the non breaching party of any subsequent breach by the other party.

19. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Employer by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Employer, neither this Agreement nor any rights or benefits hereunder may be assigned by the Employer or the Employee.

20. Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.


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

21. Entire Agreement. This instrument contains the entire agreement of the parties and supersedes all prior ones with respect to the subject matter herein. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought

22.  Headings.   The  headings  of  sections  herein  are  included  solely  for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

23. Counterparts This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

DERMAPLUS, INC.

By:
   -----------------------------------------



Employee

By: ___________________________


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